Exhibit 4.1

KANSAS GAS AND ELECTRIC COMPANY

TO

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(successor to BNY Midwest Trust Company)

and

JUDITH L. BARTOLINI

(successor to W. A. Spooner, Henry A. Theis, Oliver R. Brooks,

Wesley L. Baker, Edwin F. McMichael and R. Amundsen)

as Trustees under Kansas Gas and Electric Company’s

Mortgage and Deed of Trust, Dated as of April 1, 1940

FORTY- NINTH SUPPLEMENTAL INDENTURE

Providing, among other things, for

First Mortgage Bonds, 6.53% Series due December 15, 2037

Dated as of October 12, 2007

FORTY-NINTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of October 12, 2007, between Kansas Gas and Electric Company, a corporation of the State of Kansas (formerly named KCA Corporation and successor by merger to Kansas Gas and Electric Company, a corporation of the State of Kansas, hereinafter sometimes called the “Company-Kansas”), whose post office address is 120 East First Street, Wichita, Kansas 67202 (hereinafter sometimes called the “Company”), and The Bank of New York Trust Company, N.A., a national banking association, whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (successor to BNY Midwest Trust Company (the “Corporate Trustee”)), and Judith L. Bartolini (successor to W.A. Spooner, Henry A. Theis, Oliver R. Brooks, Wesley L. Baker, Edwin F. McMichael and R. Amundsen, and being hereinafter sometimes called the “Individual Trustee”), whose post office address is 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602 (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of April 1, 1940 (hereinafter called the “Mortgage”), which Mortgage was executed and delivered by Kansas Gas and Electric Company, a corporation of the State of West Virginia to which the Company-Kansas was successor by merger (hereinafter sometimes called the “Company-West Virginia”), to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this Indenture (hereinafter sometimes called the “Forty-eighth Supplemental Indenture”) being supplemental thereto;

WHEREAS, the Company-West Virginia caused the Mortgage to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and on April 25, 1940 paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Mortgage was first filed for record, the sum of $40,000 in payment of the Kansas mortgage registration tax as provided by Section 79-3101 et seq., General Statutes of Kansas 1935; and

WHEREAS, by the Mortgage, the Company-West Virginia covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired, intended to be subject to the lien thereof; and

WHEREAS, an instrument, dated May 31, 1949, was executed by the Company-West Virginia appointing Oliver R. Brooks as Individual Trustee in succession to said Henry A. Theis, resigned, under the Mortgage, and by Oliver R. Brooks accepting the appointment as Individual Trustee under the Mortgage in succession to said Henry A. Theis, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated March 3, 1958, was executed by the Company-West Virginia appointing Wesley L. Baker as Individual Trustee in succession to said Oliver R. Brooks, resigned, under the Mortgage, and by Wesley L. Baker accepting the appointment as Individual Trustee under the Mortgage in succession to said Oliver R. Brooks, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, an instrument, dated November 20, 1969, was executed by the Company-West Virginia appointing Edwin F. McMichael as Individual Trustee in succession to said Wesley L. Baker, resigned, under the Mortgage, and by Edwin F. McMichael accepting the appointment as Individual Trustee under the Mortgage in succession to said Wesley L. Baker, which instrument was filed for record in the offices of the Registers of Deeds in various counties in the State of Kansas; and

WHEREAS, by the Twenty-seventh Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed R. Amundsen as Individual Trustee in succession to said Edwin F. McMichael, resigned, under the Mortgage, and by R. Amundsen accepting the appointment as Individual Trustee under the Mortgage in succession to said Edwin F. McMichael; and

WHEREAS, by the Thirty-second Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed W. A. Spooner as Individual Trustee in succession to said R. Amundsen, resigned, under the Mortgage, and by W. A. Spooner accepting the appointment as Individual Trustee under the Mortgage in succession to said R. Amundsen; and

WHEREAS, by the Fortieth Supplemental Indenture mentioned below, the Company-Kansas, among other things, appointed Judith L. Bartolini as Individual Trustee in succession to said W.A. Spooner resigned, under the Mortgage, and by Judith L. Bartolini accepting the appointment as Individual Trustee under the Mortgage in succession to said W.A. Spooner; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees a First Supplemental Indenture, dated as of June 1, 1942 (which supplemental indenture is hereinafter sometimes called the “First Supplemental Indenture”); and

WHEREAS, the Company-West Virginia caused the First Supplemental Indenture to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, but paid no mortgage registration tax in connection with the recordation of the First Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Second Supplemental Indenture	March 1, 1948
Third Supplemental Indenture	December 1, 1949
Fourth Supplemental Indenture	June 1, 1952
Fifth Supplemental Indenture	October 1, 1953
Sixth Supplemental Indenture	March 1, 1955
Seventh Supplemental Indenture	February 1, 1956
Eighth Supplemental Indenture	January 1, 1961
Ninth Supplemental Indenture	May 1, 1966
Tenth Supplemental Indenture	March 1, 1970
Eleventh Supplemental Indenture	May 1, 1971
Twelfth Supplemental Indenture	March 1, 1972

which supplemental indentures are hereinafter sometimes called the Second through Twelfth Supplemental Indentures, respectively; and

WHEREAS, the Company-West Virginia caused the Second through Eighth Supplemental Indentures to be filed for record as a mortgage of real property and as a chattel mortgage in the offices of the Registers of Deeds in various counties in the State of Kansas, and caused the Ninth through Twelfth Supplemental Indentures to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, and on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Second through Twelfth Supplemental Indentures were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
March 30, 1948	$12,500
December 7, 1949	7,500
June 17, 1952	30,000
October 21, 1953	25,000
March 22, 1955	25,000
March 5, 1956	17,500
January 24, 1961	17,500
May 17, 1966	40,000
March 10, 1970	87,500
May 19, 1971	87,500
March 23, 1972	62,500

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-West Virginia was merged into the Company-Kansas on May 31, 1973; and

WHEREAS, in order to evidence the succession of the Company-Kansas to the Company-West Virginia and the assumption by the Company-Kansas of the covenants and conditions of the Company-West Virginia in the bonds and in the Mortgage contained, and to enable the Company-Kansas to have and exercise the powers and rights of the Company-West Virginia under the Mortgage in accordance with the terms thereof, the Company-Kansas executed and delivered to the Trustees a Thirteenth Supplemental Indenture, dated as of May 31, 1973 (which supplemental indenture is hereinafter sometimes called the “Thirteenth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas, but paid no mortgage registration tax in connection with the recordation of the Thirteenth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Fourteenth Supplemental Indenture	July 1, 1975
Fifteenth Supplemental Indenture	December 1, 1975
Sixteenth Supplemental Indenture	September 1, 1976
Seventeenth Supplemental Indenture	March 1, 1977
Eighteenth Supplemental Indenture	May 1, 1977
Nineteenth Supplemental Indenture	August 1, 1977
Twentieth Supplemental Indenture	March 15, 1978
Twenty-first Supplemental Indenture	January 1, 1979
Twenty-second Supplemental Indenture	April 1, 1980
Twenty-third Supplemental Indenture	July 1, 1980
Twenty-fourth Supplemental Indenture	August 1, 1980
Twenty-fifth Supplemental Indenture	June 1, 1981
Twenty-sixth Supplemental Indenture	December 1, 1981
Twenty-seventh Supplemental Indenture	May 1, 1982
Twenty-eighth Supplemental Indenture	March 15, 1984
Twenty-ninth Supplemental Indenture	September 1, 1984
Thirtieth Supplemental Indenture	September 1, 1984
Thirty-first Supplemental Indenture	February 1, 1985
Thirty-second Supplemental Indenture	April 15, 1986
Thirty-third Supplemental Indenture	June 1, 1991
Thirty-fourth Supplemental Indenture	March 31, 1992
Thirty-fifth Supplemental Indenture	December 17, 1992
Thirty-sixth Supplemental Indenture	August 12, 1993
Thirty-seventh Supplemental Indenture	January 15, 1994
Thirty-eighth Supplemental Indenture	March 1, 1994
Thirty-ninth Supplemental Indenture	April 15, 1994
Fortieth Supplemental Indenture	June 28, 2000
Forty-first Supplemental Indenture	June 6, 2002
Forty-second Supplemental Indenture	March 12, 2004
Forty-third Supplemental Indenture	June 1, 2004
Forty-fourth Supplemental Indenture	May 6, 2005
Forty-fifth Supplemental Indenture	March 17, 2006
Forty-sixth Supplemental Indenture	June 1, 2006
Forty-seventh Supplemental Indenture	March 16, 2007
Forth-eighth Supplemental Indenture	July 10, 2007

which supplemental indentures are hereinafter sometimes called the Fourteenth through Forty-eighth Supplemental Indentures, respectively; and

WHEREAS, the Company-Kansas caused the Fourteenth Supplemental Indenture to be filed for record as a mortgage of real property in the offices of the Registers of Deeds in various counties in the State of Kansas and as a chattel mortgage in the Office of the Secretary of State of Kansas; and

WHEREAS, the Company-Kansas caused the Fifteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 10, 1975, Film 169, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 10, 1975 and indexed as No. 325,911); and

WHEREAS, the Company-Kansas caused the Sixteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 29, 1976, Film 211, page 363), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 29, 1976 and indexed as No. 363,835); and

WHEREAS, the Company-Kansas caused the Seventeenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 1977, Film 234, page 492), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 1, 1977 and indexed as No. 384,759); and

WHEREAS, the Company-Kansas caused the Eighteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 26, 1977, Film 246, page 655), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 26, 1977 and indexed as No. 394,573); and

WHEREAS, the Company-Kansas caused the Nineteenth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 31, 1977, Film 263, page 882), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 1, 1977 and indexed as No. 406,577); and

WHEREAS, the Company-Kansas caused the Twentieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 29, 1978, Film 297, pages 635-656), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 30, 1978 and indexed as No. 434,072); and

WHEREAS, the Company-Kansas caused the Twenty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 9, 1979, Film 345, page 648), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on January 10, 1979 and indexed as No. 470,851); and

WHEREAS, the Company-Kansas caused the Twenty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 2, 1980, Film 413, page 1,468), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 3, 1980 and indexed as No. 533,415); and

WHEREAS, the Company-Kansas caused the Twenty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 1, 1980, Film 425, page 1,003), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on July 2, 1980 and indexed as No. 546,185); and

WHEREAS, the Company-Kansas caused the Twenty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 28, 1980, Film 435, page 266), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on August 29, 1980 and indexed as No. 554,543); and

WHEREAS, the Company-Kansas caused the Twenty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 30, 1981, Film 483, page 1,512), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on June 30, 1981 and indexed as No. 601,270); and

WHEREAS, the Company-Kansas caused the Twenty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 30, 1981, Film 510, page 300), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on December 31, 1981 and indexed as No. 628,293); and

WHEREAS, the Company-Kansas caused the Twenty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 1982, Film 526, page 1,141), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on May 7, 1982 and indexed as No. 650,115); and

WHEREAS, the Company-Kansas caused the Twenty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 22, 1984, Film 645, page 1,524), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on March 23, 1984 and indexed as No. 796,449); and

WHEREAS, the Company-Kansas caused the Twenty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 5, 1984, Film 681, page 763), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 6, 1984 and indexed as No. 852,425); and

WHEREAS, the Company-Kansas caused the Thirtieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on September 12, 1984, Film 682, page 1,087), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on September 13, 1984 and indexed as No. 854,284); and

WHEREAS, the Company-Kansas caused the Thirty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 18, 1991, Film 1177, page 0876), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 18, 1991 and indexed as No. 1,693,446); and

WHEREAS, the Company-Kansas caused the Fortieth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 28, 2000, Film 2062, page 0053), and as a security agreement in the Office of Secretary of State of Kansas (filed on June 28, 2000, and indexed as No. 3756913); and

WHEREAS, the Company on the following dates paid to the Register of Deeds of Sedgwick County, Kansas, that being the County in which the Fourteenth through Thirtieth Supplemental Indentures, the Thirty-third Supplemental Indenture and the Fortieth Supplemental Indenture were first filed for record as a mortgage of real property, the following amounts:

Date	Amount
July 2, 1975	$100,000
December 10, 1975	48,750
September 29, 1976	62,500
March 16, 1977	62,500
May 26, 1977	25,000
August 31, 1977	6,100
March 29, 1978	62,500
January 9, 1979	36,250
April 2, 1980	67,500
July 1, 1980	37,500
August 28, 1980	63,750
June 30, 1981	75,000
December 30, 1981	62,500
May 6, 1982	100,000
March 22, 1984	93,750
September 5, 1984	75,000
September 12, 1984	50,000
June 18, 1991	334,100
June 28, 2000	1,780,538.50

such amounts being in payment of the Kansas mortgage registration tax as provided by the then currently applicable sections of the statutes of the State of Kansas in effect on those dates; and

WHEREAS, the Company-Kansas caused the Thirty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 1, 1985, Film 707, page 378), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on February 4, 1985 and indexed as No. 895,468), but paid no mortgage registration tax in connection with the recordation of the Thirty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 16, 1986, Film 791, page 1,336), and as a chattel mortgage in the Office of the Secretary of State of Kansas (filed on April 17, 1986 and indexed as No. 1,048,212), but paid no mortgage registration tax in connection with the recordation of the Thirty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, in order to evidence the succession of the Company to the Company-Kansas and the assumption by the Company of the covenants and conditions of the Company-Kansas in the bonds and in the Mortgage contained, and to enable the Company to have and exercise the powers and rights of the Company-Kansas under the Mortgage in accordance with the terms thereof, the Company executed and delivered to the Trustees a Thirty-fourth Supplemental Indenture, dated as of March 31, 1992 (which supplemental indenture is hereinafter sometimes called the “Thirty-fourth Supplemental Indenture”); and

WHEREAS, the Company-Kansas caused the Thirty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 31, 1992, Film 1236, page 987), and as a security agreement in the Office of Secretary of State of Kansas (filed on March 31, 1992 and indexed as No. 1,780,893), but paid no mortgage registration tax in connection with the recordation of the Thirty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company caused the Thirty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on December 16, 1992, Film 1301, page 0104), and as a security agreement in the Office of Secretary of State of Kansas (filed on December 16, 1992 and indexed as No. 1,861,886), but paid no mortgage registration tax in connection with the recordation of the Thirty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on August 10, 1993, Film 1364, page 0515), and as a security agreement in the Office of Secretary of State of Kansas (filed on August 11, 1993 and indexed as No. 1,936,501), but paid no mortgage registration tax in connection with the recordation of the Thirty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on January 18, 1994, Film 1411, page 0710), and as a security agreement in the Office of Secretary of State of Kansas (filed on January 18, 1994 and indexed as No. 1,985,104), but paid no mortgage registration tax in connection with the recordation of the Thirty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on February 28, 1994, Film 1422, page 1046), and as a security agreement in the Office of Secretary of State of Kansas (filed on February 28, 1994 and indexed as No. 1,997,743), but paid no mortgage registration tax in connection with the recordation of the Thirty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Thirty-ninth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on April 27, 1994, Film 1440, page 855), and as a security agreement in the Office of Secretary of State of Kansas (filed on April 27, 1994 and indexed as No. 1,377,915), but paid no mortgage registration tax in connection with the recordation of the Thirty-ninth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-first Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 6, 2002, Film 2460, page 1), and as a security agreement in the office of Secretary of State of Kansas (filed on June 6, 2002, and indexed as No. 5264221), but paid no mortgage registration tax in connection with the recordation of the Forty-first Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-second Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 12, 2004, Film 2854, page 8731), and as a security agreement in the office of Secretary of State of Kansas (filed on March 12, 2004, and indexed as No. 5760673), but paid no mortgage registration tax in connection with the recordation of the Forty-second Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-third Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 10, 2004, Film and Page 28578510), and as a security agreement in the office of Secretary of State of Kansas (filed on June 10, 2004, and indexed as No. 5820311), but paid no mortgage registration tax in connection with the recordation of the Forty-third Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fourth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on May 6, 2005, Film and Page 28671438), and as a security agreement in the office of Secretary of State of Kansas (filed on May 6, 2005, and indexed as No. 5981824), but paid no mortgage registration tax in connection with the recordation of the Forty-fourth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-fifth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 17, 2006, Film and Page 28764552), and as a security agreement in the office of Secretary of State of Kansas (filed on March 17, 2006, and indexed as No. 6122576), but paid no mortgage registration tax in connection with the recordation of the Forty-fifth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-sixth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on June 1, 2006, Film and Page 28785638, and as a security agreement in the office of Secretary of State of Kansas (filed on June 1, 2006, and indexed as No. 6168504), but paid no mortgage registration tax in connection with the recordation of the Forty-sixth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-seventh Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on March 16, 2007, Film and Page 28865277), and as a security agreement in the office of Secretary of State of Kansas (filed on March 16, 2007, and indexed as No. 6326219), but paid no mortgage registration tax in connection with the recordation of the Forty-seventh Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-Kansas caused the Forty-eighth Supplemental Indenture to be filed for record as a mortgage of real property in the office of the Register of Deeds of Sedgwick County, Kansas (filed on July 13, 2007, Film and Page 28899558), and as a security agreement in the office of Secretary of State of Kansas (filed on July 13, 2007, and indexed as No. 6385835), but paid no mortgage registration tax in connection with the recordation of the Forty-eighth Supplemental Indenture, no such tax having been payable in connection with such recordation; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has from time to time caused to be filed in the respective offices of the above-mentioned Registers of Deeds and Secretary of State affidavits executed by the Trustees under the Mortgage, preserving and continuing the lien thereof either as a chattel mortgage in accordance with the provisions of K.S.A. 58-303 (Section 58-303 of the General Statutes of Kansas 1935) or as a security agreement under the provisions of K.S.A. 84-9-401 et seq.; and

WHEREAS, in addition to the aforesaid filings for record in the respective offices of the above-mentioned Registers of Deeds, the Company-West Virginia, the Company-Kansas or the Company has filed copies of the Mortgage and the First through Forty-eighth Supplemental Indentures, certified as true by it, with the Secretary of State of Kansas; and

WHEREAS, the Company-West Virginia, the Company-Kansas or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as heretofore supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 3/8% Series due 1970	$16,000,000	None
3 1/8% Series due 1978	5,000,000	None
2 3/4% Series due 1979	3,000,000	None
3 3/8% Series due 1982	12,000,000	None
3 5/8% Series due 1983	10,000,000	None
3 3/8% Series due 1985	10,000,000	None
3 3/8% Series due 1986	7,000,000	None
4 5/8% Series due 1991	7,000,000	None
5 5/8% Series due 1996	16,000,000	None
8 1/2% Series due 2000	35,000,000	None
8 1/8% Series due 2001	35,000,000	None
7 3/8% Series due 2002	25,000,000	None
9 5/8% Series due 2005	40,000,000	None
6% Series due 1985	7,000,000	None
7 3/4% Series due 2005	12,500,000	None
8 3/8% Series due 2006	25,000,000	None
8 1/2% Series due 2007	25,000,000	None
6% Series due 2007	10,000,000	None
5 7/8% Series due 2007	21,940,000	None
8 7/8% Series due 2008	30,000,000	None
6.80% Series due 2004	14,500,000	None
16 1/4 % Series due 1987	30,000,000	None
6 1/2% Series due 1983	15,000,000	None
7 1/4% Series due 1983	25,500,000	None
14 7/8% Series due 1987-1991	30,000,000	None
16% Series due 1996	25,000,000	None
15 3/4% Series due 1989	40,000,000	None
13 1/2% Series due 1989	100,000,000	None
14.05% Series due 1991	30,000,000	None
14 1/8% Series due 1991	20,000,000	None
10 7/8% Series due 1987	30,000,000	None
9 3/4% Series due 2016	50,000,000	None
7.00% Series A due 2031	18,900,000	None
7.00% Series B due 2031	308,600,000	None
7.60% Series due 2003	135,000,000	None

Series	Principal Amount Issued	Principal Amount Outstanding
6 1/2% Series due 2005	65,000,000	None
6.20% Series due 2006	100,000,000	None
5.10% Series due 2023	13,462,500	13,462,500
7 1/2% Series A due 2032	14,500,000	14,500,000
7 1/2% Series B due 2027	21,940,000	21,940,000
7 1/2% Series C due 2032	10,000,000	10,000,000
9 1/2% Series due 2003	702,200,000	None
8% Series due 2005	735,000,000	None
3 1/2% Series due 2007	300,000,000	None
5.30% Series due 2031	18,900,000	18,900,000
5.30% Series A due 2031	108,600,000	108,600,000
2.65% Series B due 2031	100,000,000	None
Variable Rate Series C due 2031	100,000,000	100,000,000
4.60% Series due 2010	350,000,000	None
5.57% Series due 2011	500,000,000	None
Burlington Series 2004B-1 due 2031	50,000,000	50,000,000
Burlington Series 2004B-2 due 2031	50,000,000	50,000,000
5.57% Series due 2012	500,000,000	500,000,000

hereinafter sometimes called Bonds of the First through Fifty-third Series; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to the coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create a new series of bonds; and

WHEREAS, the execution and delivery by the Company of this Forty-ninth Supplemental Indenture, and the terms of the Bonds of the Fifty-fourth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Kansas Gas and Electric Company, in consideration of the premises and of One Dollar ($1) to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment both of the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modification made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Trust Company, N.A. and to Judith L. Bartolini, as Trustees under the Mortgage, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever, all property, real, personal and mixed, acquired by the Company after the date of the execution and delivery of the Mortgage, in addition to property covered by the First through the Forty-eighth Supplemental Indentures (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 87 of the Mortgage, hereafter acquired by the Company and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Forty-ninth Supplemental Indenture) all lands, flowage rights, water rights, flumes, raceways, dams, rights of way and roads; all steam and power houses, gas plants, street lighting systems, standards and other equipment incidental thereto, telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, steam heat and hot water plants, lines, service and supply systems, bridges, culverts, tracks, rolling stock, ice or refrigeration plants and equipment, street and interurban railway systems, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, electric and gas machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture, chattels and chooses in action; all municipal and other franchises; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose, including poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted), all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditarnents and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company after the date hereof (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), shall be as fully embraced within the lien hereof and the lien of the Mortgage, as if such property, rights and franchises were now owned by the Company and were specifically described herein and conveyed hereby.

PROVIDED that the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Forty-ninth Supplemental Indenture and from the lien and operation of the Mortgage, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; vehicles and automobiles; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; and (4) electric energy, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage and this Forty-ninth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Mortgage by reason of the occurrence of a Default as defined in said Article XII.

THERE is expressly excepted from the lien of the Mortgage and from the lien hereof all property of the Company located in the State of Missouri now owned or hereafter acquired unless such property in the State of Missouri shall be subjected to the lien of the Mortgage by an indenture or indentures supplemental thereto, pursuant to authorization by the Board of Directors of the Company.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Trustees, their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as supplemented, this Forty-ninth Supplemental Indenture being supplemental thereto.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to the Trustees by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

ARTICLE I

FIFTY-FOURTH SERIES OF BONDS

SECTION 1. There shall be a series of bonds designated “6.53% Series due December 15, 2037” (herein sometimes referred to as the “Fifty-fourth Series”), each of which shall also bear the descriptive title, First Mortgage Bond, and the form thereof, which is established by Resolution of the Board of Directors of the Company, is attached hereto as Exhibit A. Bonds of the Fifty-fourth Series shall be limited to $175,000,000 in aggregate principal amount, except as provided in Section 16 of the Mortgage, shall mature on December 15, 2037, and shall be issued as fully registered bonds in denominations of One Thousand Dollars and in any multiple or multiples of One Thousand Dollars. Bonds of the Fifty-fourth Series shall bear interest from the date of their issuance at the rate of 6.53% per annum, payable semi-annually on June 15 and December 15 of each year, beginning June 15, 2008. The principal of and interest on bonds of the Fifty-fourth Series shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, except as follows. Payments in respect of the Bonds of the Fifty-fourth Series represented by Global Bonds (as defined below) (including principal, Make-Whole Amount, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company (together with any successor, the “Depository”). Payments of interest in respect of physical bonds will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a physical bond will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such holder certifies to the Company that it is a Holder of Bonds of the Fifty-fourth Series in an aggregate principal amount equal to or greater than $10,000,000 and elects payment by wire transfer by giving written notice to the Corporate Trustee to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Corporate Trustee may accept in its discretion).

SECTION 2. Bonds of the Fifty-fourth Series shall be dated as in Section 10 of the Mortgage provided.

SECTION 3. The Bonds of the Fifty-fourth Series, upon the mailing of notice and in the manner provided in Article X of the Mortgage (except that no published notice shall be required for the Bonds of the Fifty-fourth Series) and with the effect provided in Section 54 thereof, shall be redeemable at the option of the Company, as a whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Bonds of the Fifty-fourth Series to be redeemed plus accrued and unpaid interest of the principal amount being redeemed to the date of redemption plus the Make-Whole Amount applicable thereto. Notwithstanding Section 52 of the Mortgage, in the event a partial redemption, Bonds of the Fifty-fourth Series will be redeemed on a pro rata basis, by lot or by such method as the Corporate Trustee deems fair and appropriate.

“Make-Whole Amount” means, with respect to any Bond of the Fifty-fourth Series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Bond of the Fifty-fourth Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Bond of the Fifty-fourth Series, the principal of such Bond of the Fifty-fourth Series that is to be redeemed.

“Discounted Value” means, with respect to the Called Principal of any Bond of the Fifty-fourth Series, the amount obtained by discounting to present value all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the bond of this Series is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Bond of the Fifty-fourth Series, .50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical

Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable bond of this Series.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) the sum of the products obtained by multiplying (a) that portion of each Remaining Scheduled Payment that constitutes a scheduled principal payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment, by (ii) such Called Principal.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Bond of the Fifty-fourth Series, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Bonds of the Fifty-fourth Series, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to the terms of this Supplemental Indenture.

“Settlement Date” means, with respect to the Called Principal of any Bond of the Fifty-fourth Series, the date on which such Called Principal is to be redeemed.

SECTION 4. Bonds of the Fifty-fourth Series shall initially be offered and sold in reliance on the exemption contained under Section 4(2) of the Securities Act of 1933 (the “Securities Act”) to an institution which is both an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”) and a qualified institutional buyer (“QIB”) as defined in Rule 144A under the Securities Act. Bonds of the Fifty-fourth Series shall be issued initially in the form of one or more permanent global bonds in definitive, fully registered form without interest coupons with the applicable global securities legend and restricted securities legend set forth below (a “Global Bond”). Each Global Bond shall be deposited on behalf of the purchasers of Bonds of the Fifty-fourth Series represented thereby with the Corporate Trustee, as securities custodian (or with such other securities custodian as The Depository may direct), and registered in the name of the Depository or a nominee of the thereof, duly executed by the Company and authenticated by the Corporate Trustee as provided herein and in the Mortgage. The aggregate principal amount of the Global Bonds may from time to time be increased or decreased by adjustments made on the records of the Corporate Trustee and the Depository or its nominee as hereinafter provided.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under this Supplemental Indenture with respect to any Global Bond held on their behalf by the Depository, or by the Corporate Trustee as the securities custodian or under such Global Bond, and the Company, the Corporate Trustee and any agent of the Company or the Corporate Trustee shall be entitled to treat the Depository as the absolute owner of such Global Bond for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Corporate Trustee or any agent of the Company or the Corporate Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Bond.

Except as expressly provided in Section 6 hereof, owners of beneficial interests in Global Bonds shall not be entitled to receive physical bonds.

SECTION 5. The transfer and exchange of Global Bonds or beneficial interests therein shall be effected through the Depository, in accordance with this Supplemental Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Bond shall deliver to the Company office or agency responsible for maintaining a bond register for the registration of Bonds of the Fifty-fourth Series and registration of transfers thereof (the “Bond Registrar”) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Bond. The Bond Registrar shall, in accordance with such written order, instruct the Depository to credit to the account of the person specified in such written order a beneficial interest in the Global Bond and to debit from the account of the Person making the transfer and exchange the beneficial interest in the Global Bond being transferred and exchanged.

Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in Section 6), a Global Bond may not be transferred or exchanged as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

In the event that a Global Bond or physical bond is transferred and exchanged for a physical bond pursuant to Section 6, such Global Bond or physical bond may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 5 and such other procedures as may from time to time be adopted by the Company including:

(A) if such Bonds of the Fifty-fourth Series are being delivered to the Bond Registrar by a holder for registration in the name of such holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit B hereto); or

(B) if such Bonds of the Fifty-fourth Series are being transferred to an Institutional Accredited Investor, pursuant to a private placement exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit B hereto) and a certification from the applicable transferee (in substantially the form of Exhibit C hereto) and an opinion of counsel to that effect if the Company or the Corporate Trustee so requests; or

(C) if such Bonds of the Fifty-fourth Series are being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act, a certification to that effect from such Holder (in substantially the form of Exhibit C hereto) and an opinion of counsel to that effect if the Company or the Corporate Trustee so requests.

Prior to the Resale Restriction Termination Date, each Bond of the Fifty-fourth Series shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH KANSAS GAS AND ELECTRIC COMPANY (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR TO SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT

WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE CORPORATE TRUSTEE’S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CORPORATE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

At such time as all beneficial interests in a Global Bond have either been exchanged for physical bonds, redeemed, purchased or canceled, such Global Bond shall be returned to the Depository for cancellation or retained and canceled by the Corporate Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Bond is exchanged for physical bonds, redeemed, purchased or canceled, the principal amount of Bonds represented by such Global Bond shall be reduced and an adjustment shall be made on the books and records of the securities custodian with respect to such Global Bond.

The Corporate Trustee shall have no responsibility or obligation to any beneficial owner of a Global Bond, Agent Member or other person with respect to the accuracy of the records of the Depository or its nominee or of any Agent Member, with respect to any ownership interest in the Bonds of the Fifty-fourth Series or with respect to the delivery to any Agent Member, beneficial owner or other person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Bonds of the Fifty-fourth Series. All notices and communications to be given to the holders and all payments to be made to holders under the Bonds of the Fifty-fourth Series shall be given or made only to or upon the order of the registered holders (which shall be the Depository or its nominee in the case of a Global Bond). The rights of beneficial owners in any Global Bond shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Corporate Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Agent Members and any beneficial owners.

The Corporate Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Supplemental Indenture or under applicable law with respect to any transfer of any interest in any Bond of the Fifty-fourth Series (including any transfers between or among Agent Members or beneficial owners in any Global Bond) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture.

SECTION 6. A Global Bond deposited with the Depository or with the Corporate Trustee as securities custodian pursuant to Section 4 shall be transferred to the beneficial owners thereof in the form of physical bonds in an aggregate principal amount equal to the principal amount of such Global Bond, in exchange for such Global Bond, only if such transfer is required by the third paragraph of this Section 6.

Any Global Bond that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Corporate Trustee at its corporate trust office to be so transferred, in whole or from time to time in part, without charge, and the Corporate Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Bond, an equal aggregate principal amount of physical bonds of authorized denominations. Any portion of a Global Bond transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct.

The Company shall promptly make available to the Corporate Trustee a reasonable supply of physical bonds in definitive, fully registered form without interest coupons if: (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for the Global Bond or if at any time the Depository ceases to be a clearing agency registered under the Exchange Act, as amended, and a successor Depository is not appointed by the Company within 90 days; or (ii) the Company, at its option, executes and delivers to the Corporate Trustee an order that the Bonds of the Fifty-fourth Series shall be so exchangeable and the transfer so registrable.

In all cases, physical bonds delivered in exchange for any Global Bond or beneficial interests in such Global Bond will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository, in accordance with its customary procedures. Any physical bond issued in exchange for an interest in a Global Bond prior to the Resale Restriction Termination Date will bear the restricted securities legend that is borne by such Global Bond. Any such exchange will be effected through the DTC’s Deposit/Withdrawal at Custodian system and an appropriate adjustment will be made in the records of the Securities Custodian to reflect a decrease in the principal amount of the relevant Global Bond.

SECTION 7. The Company may deliver to the Corporate Trustee in substitution for any bonds of the Fifty-fourth Series, mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the bonds of the Fifty-fourth Series (such substituted bonds hereinafter being referred to as the “Substituted Mortgage Bonds”). The Substituted Mortgage Bonds may only be delivered to the Corporate Trustee (A) upon execution and delivery of a mortgage and deed of trust or similar instrument which, among other things, contains requirements (i) for the delivery of net earnings certificates, on terms and conditions and in circumstances consistent with the requirements of the Mortgage (except that the ratio of two and one-half (2 1/2) times contained in Section 27 of the Mortgage may be replaced with a ratio of two (2) times), (ii) that the principal amount of bonds authenticated on the basis of property additions not exceed 70% of the lesser of cost or fair market value thereof, (iii) that property and cash be released from the lien of such instrument upon terms and conditions consistent with the requirements of the

Mortgage, (iv) that the Company provide for maintenance and repair expenditures in a manner substantially consistent with Section 38 of the Mortgage and (v) that bonds may be accelerated by the holders of 25% of the aggregate principal amount of all bonds outstanding under such instrument, and (B) upon receipt by the Corporate Trustee of (i) ratings, at the Company’s expense, of the original bonds from both Moody’s and S&P (as hereinafter defined), to the extent the original bonds were not so rated, such ratings not giving effect to any downgrade following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds, (ii) a letter from Moody’s, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to the rating on the original bonds (not giving effect to any downgrade of the original bonds following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds), (iii) a letter from S&P, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to its rating on the original bonds (not giving effect to any downgrade of the original bonds following the announcement of any transaction related to or involving the issuance of Substituted Mortgage Bonds), (iv) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any other successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ right and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued, and (v) such other certificates and documents with respect to the issuance and delivery of the Substituted Mortgage Bonds as may be required by law or as the Corporate Trustee may reasonably request. The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

“Moody’s” means Moody’s Investor Services, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

ARTICLE II

ADDITIONAL PROVISIONS RELATING TO

THE BONDS OF THE FIFTY-FOURTH SERIES

SECTION 1. Upon the written request of any holder of Bonds of the Fifty-fourth Series, and at the cost and expense of such holder, the Company shall, within 15 days of such request, take appropriate actions to cause the Bonds of the Fifty-fourth Series to be rated by Moody’s, S&P or another nationally recognized statistical ratings organization acceptable to such holder and the Company shall cause a private ratings letter to be provided to such holder.

SECTION 2. Notwithstanding any provision of the Mortgage or any Supplemental Indenture thereto which may otherwise permit the Company to engage in any transaction pursuant to which assets are sold or distributed or the business of the Company is subdivided or split, in the event of such transaction, the Bonds of the Fifty-fourth Series shall remain obligations of and be secured by assets of an entity regulated as a public utility company by the State of Kansas.

ARTICLE III

AMENDMENTS TO THE MORTGAGE AND RESERVATION OF RIGHTS

SECTION 1. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Fifty-fourth Series, or of any subsequent series of bonds, to clarify the ability of the Company to issue variable rate bonds under the Mortgage, notwithstanding any provision of the Mortgage to the contrary. The Company may make such other amendments to the Mortgage as may be necessary or desirable in the opinion of the Company to effect the foregoing.

SECTION 2. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Fifty-fourth Series, or of any subsequent series of bonds, to amend the Mortgage to add the following new section:

“This Indenture shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles thereof.”

SECTION 3. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the Fifty-fourth Series, or of any subsequent series of bonds, to amend the Mortgage to:

(I) Simplify the provisions for release of obsolete property, de minimis property releases and substitution of unfunded property;

(II) Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for medium-term notes;

(III) Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;

(IV) Eliminate the requirement to have an individual trustee under the Mortgage; and

(V) Replace the phase “two and one-half (2 1/2)” in Section 27 of the Mortgage with “two (2).”

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 1. All Bonds of the Fifty-fourth Series acquired by the Company shall forthwith be delivered to the Corporate Trustee for cancellation.

SECTION 2. Subject to the amendments provided for in this Forty-ninth Supplemental Indenture, the terms defined in the Mortgage, as heretofore supplemented, shall, for all purposes of this Forty-ninth Supplemental Indenture, have the meanings specified in the Mortgage, as heretofore supplemented.

SECTION 3. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions set forth herein and in the Mortgage, as heretofore amended and supplemented, and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-ninth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general, each and every term and condition contained in Article XVI of the Mortgage, as heretofore amended and supplemented, shall apply to and form part of this Forty-ninth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Forty-ninth Supplemental Indenture.

SECTION 4. Subject to the provisions of Article XV and Article XVI of the Mortgage, as heretofore amended and supplemented, whenever in this Forty-ninth Supplemental Indenture any of the parties hereto is named or referred to, this shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Forty-ninth Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustees shall bind and inure to the benefit of the respective successors and assigns of such parties whether so expressed or not.

SECTION 5. Nothing in this Forty-ninth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Forty-ninth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Forty-ninth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 6. This Forty-ninth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, Kansas Gas and Electric Company has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by Mark A. Ruelle, Vice President and Treasurer, and its corporate seal to be attested by Larry D. Irick, its Secretary for and on its behalf, The Bank of New York Trust Company, N.A. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its duly authorized officers and its corporate seal to be attested by one of its Assistant Secretaries for and on its behalf, and Judith L. Bartolini has hereunto set her hand and all as of the day and year first above written.

KANSAS GAS AND ELECTRIC COMPANY

	By:	/s/ Mark A. Ruelle
	Name:	Mark A. Ruelle
	Title:	Vice President and Treasurer

Attest:

/s/ Larry D. Irick		(corporate seal)
Larry D. Irick
Secretary

Executed, sealed and delivered by Kansas Gas and Electric Company, in the presence of:

/s/ Peter L. Sumners

/s/ Cynthia Couch

THE BANK OF NEW YORK TRUST COMPANY, N.A. as Trustee

	By:	/s/ L. Garcia

Attest:		(corporate seal)

/s/ D. G. Donovan

/s/ Judith L. Bartolini
Judith L. Bartolini, as Individual Trustee

Executed, sealed and delivered by THE BANK OF NEW YORK TRUST COMPANY, N.A. and JUDITH L. BARTOLINI, in the presence of:

/s/ Robert Cafarelli

/s/ M. Callahan

STATE OF KANSAS	)
	:	ss.:
COUNTY OF SEDGWICK	)

BE IT REMEMBERED, that on this 12th day of October, 2007, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came Mark A. Ruelle, the Vice President and Treasurer of Kansas Gas and Electric Company, a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by order of the Board of Directors of said corporation.

On this 12th day of October, 2007, before me appeared Larry D. Irick, to me personally known, who being by me duly sworn did say that he is the Secretary of Kansas Gas and Electric Company, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Larry D. Irick acknowledged said instrument to be the free act and deed of said corporation.

On the 12th day of October in the year 2007, before me personally appeared Mark A. Ruelle to me known, who, being by me duly sworn, did depose and say that he is the Vice President and Treasurer of Kansas Gas and Electric Company; that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Mark A. Ruelle acknowledged said instrument to be the free act and of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ Patti Beasley
NOTARY PUBLIC — STATE OF KANSAS MY APPOINTMENT EXPIRES 11-18-08

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

BE IT REMEMBERED, that on this 12th day of October, 2007, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came L. Garcia, a Vice President of The Bank of New York Trust Company, N.A., as trustee, a national banking association, who is personally known to me to be such officer, and who is personally known to me to be the same person who executed, as such officer, the within instrument of writing, and such person duly acknowledged the execution of the same to be the act and deed of said corporation and that said instrument of writing was so executed by authority of the Board of Directors of said corporation.

On this 12th day of October, 2007, before me appeared L. Garcia, to me personally known, who being by me duly sworn did say that she is an Vice President of The Bank of New York Trust Company, N.A., and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said L. Garcia acknowledged said instrument to be the free act and deed of said corporation.

On the 12th day of October in the year 2007, before me personally came L. Garcia, to me known, who, being by me duly sworn, did depose and say that he resides at Chicago, Illinois, that he is a Vice President of The Bank of New York Trust Company, N.A., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year above written.

/s/ A. Hernandez
NOTARY PUBLIC, STATE OF ILLINOIS
NO.
QUALIFIED IN COOK COUNTY
COMMISSION EXPIRES 7/8/10

STATE OF ILLINOIS	)
: ss.:
COUNTY OF COOK	)

On this 10th day of October in the year 2007, before me, the undersigned, a Notary Public in and for the State of Illinois, in the County of Cook, personally appeared and came Judith L. Bartolini, as Individual Trustee, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that she executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

/s/ A. Hernandez
NOTARY PUBLIC, STATE OF ILLINOIS
NO.
QUALIFIED IN COOK COUNTY
COMMISSION EXPIRES 7/8/10

AFFIDAVIT

STATE OF KANSAS	)
	)	SS:
COUNTY OF SEDGWICK	)

I, Larry D. Irick, being first duly sworn on oath, depose and say:

1. I am the Secretary of Kansas Gas and Electric Company, a corporation duly organized and existing under the laws of the State of Kansas (the “Company”). I am duly authorized to make this affidavit on behalf of the Company.

2. The Company has heretofore executed and delivered to The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company) (the “Corporate Trustee”) and Judith L. Bartolini (the “Individual Trustee,” together with the Corporate Trustee, the “Trustees”), a Mortgage and Deed of Trust, dated as of April 1, 1940, (hereinafter called the “Indenture”), to secure the Company’s First Mortgage Bonds.

3. The Company has heretofore executed and delivered to the Trustees supplemental indentures numbered “First” through “Forty-eighth,” inclusive, (hereinafter called the “Supplemental Indentures”), creating other series of the Company’s First Mortgage Bonds.

4. The Indenture and all Supplemental Indentures confirmed unto the Trustees the real property situated in the State of Kansas which is subject to the lien of the Indenture.

5. The Indenture and all Supplemental Indentures were duly received and filed for record in accordance with the laws of the State of Kansas, and the mortgage registration fee thereon provided for was, and has been, paid in full by the Company.

6. Under the Fortieth Supplemental Indenture, the Company duly paid the mortgage registration fee in the amount of $1,780,538.50, based upon $684,822,500 of the Company’s indebtedness. The Fortieth Supplemental Indenture is found in the Sedgwick County Register of Deeds office at Film 2062, page 53.

7. The Company has executed and delivered to the Trustees a Fifty-fourth Series of bonds to be issued under and secured by the Indenture, the Supplemental Indentures and a new Supplemental Indenture dated as of October 12, 2007, (hereinafter called the “Forty-ninth Supplemental Indenture”).

8. The purpose of the Forty-ninth Supplemental Indenture is to reflect the issuance and of $175,000,000 principal amount of First Mortgage Bonds.

9. $175,000,000 of the principal amount of the First Mortgage Bonds issued pursuant to the Forty-ninth Supplemental Indenture tendered for filing constitutes the same principal indebtedness covered or included in the Fortieth Supplemental Indenture with The Bank of New York Trust Company, N.A. and Judith L. Bartolini, Trustees, the same lender.

10. Under the Forty-ninth Supplemental Indenture the registration fee with respect to all of the indebtedness of $175,000,000 has been previously paid by the Company in connection with the Fortieth Supplemental Indenture and by virtue thereof is considered by the Company to be the same indebtedness, and thus exempt from the payment of further registration fees pursuant to the provisions of K.S.A. 79-3102(d)(3).

FURTHER AFFIANT SAITH NAUGHT.

/s/ Larry D. Irick
Larry D. Irick, Secretary
Kansas Gas and Electric Company

Subscribed and sworn to before me this 12th day of October, 2007.

/s/ Patti Beasley
Notary Public

(notary seal)

Exhibit A

FORM OF BOND

THIS BOND IS A GLOBAL BOND WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF. UNLESS THIS GLOBAL BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO KANSAS GAS AND ELECTRIC COMPANY OR ITS AGENT OR AGENTS FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY OTHER STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH KANSAS GAS AND ELECTRIC COMPANY (THE “COMPANY”) OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR TO SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES SUCH SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE CORPORATE TRUSTEE’S RIGHT PRIOR TO ANY SUCH SALE OR TRANSFER (i) PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE CORPORATE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

KANSAS GAS AND ELECTRIC COMPANY

FIRST MORTGAGE BOND, 6.53% SERIES DUE DECEMBER 15, 2037

No. R-1	$175,000,000

KANSAS GAS AND ELECTRIC COMPANY, a corporation of the State of Kansas (hereinafter called the “Company”), for value received, hereby promises to pay to Cede & Co., or registered assigns, on December 15, 2037, ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS in such coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon in like coin or currency from the date of issuance at the rate of 6.53% per annum, payable beginning on June 15, 2008 semi-annually on June 15 and December 15 of each year until maturity. The principal of and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, except as follows. Payments in respect of the bonds represented by Global Bonds (as defined in the Supplemental Indenture referred to below) (including principal, Make-Whole Amount (as defined in the Supplemental Indenture), if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. Payments of interest in respect of physical bonds will be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a physical bond will be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such holder certifies to the Company that it is a holder of Bonds of the Fifty-fourth Series (as defined below) in an aggregate principal amount equal to or greater than $10,000,000 and elects payment by wire transfer by giving written notice to the Corporate Trustee (as defined below) to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Corporate Trustee may accept in its discretion).

This bond is one of an issue of bonds of the Company issuable in series and is one of a series known as its First Mortgage Bonds, 6.53% Series due December 15, 2037, (referred to herein as “Bonds of the Fifty-fourth Series”), the Bonds of this series being limited to ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($175,000,000) in aggregate principal amount at any one time outstanding, all bonds of all series issued and to be issued under and equally secured (except in so far as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series and except that bonds representing future advances, if any, in excess of the maximum amount of future advances permitted to be secured by the chattel mortgage created by the Mortgage, may not be secured by such chattel mortgage equally with bonds theretofore issued) by a Mortgage and Deed of Trust, together with any indenture supplemental thereto (including the

Forty-ninth Supplemental Indenture, dated as of October 12, 2007 (the “Supplemental Indenture”)), dated as of April 1, 1940 (the “Mortgage”), executed by the Company to The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company) (the “Corporate Trustee”) and Judith L. Bartolini (the “Individual Trustee,” together with the Corporate Trustee, the “Trustees”). Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued and the definitions of terms not otherwise defined herein. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of the bonds then outstanding under the Mortgage and, if the rights of one or more, but less than all, series of bonds then outstanding are to be affected, then also by affirmative vote of the holders of at least sixty per centum (60%) in principal amount of the bonds then outstanding of the series of bonds so to be affected (excluding in any case bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that, without the consent of the holder hereof, no such modification or alteration shall impair or affect the right of the holder to receive payment of the principal of and interest on this bond, on or after the respective due dates expressed herein, or permit the creation of any lien equal or prior to the lien of the Mortgage or deprive the holder of a lien on the mortgaged and pledged property.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

Subject to Sections 4, 5 and 6 of Article I of the Supplemental Indenture, at the option of the registered owner, any Bonds of the Fifty-fourth Series, upon surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations. The Bonds of the Fifty-fourth Series may bear such legends as may be necessary to comply with any law or with any rules or regulations made pursuant thereto or with the rules or regulations of any stock exchange or to conform to usage with respect thereto.

Subject to Sections 4, 5 and 6 of Article I of the Supplemental Indenture, Bonds of the Fifty-fourth Series shall be transferable upon the surrender thereof, for cancellation together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, City of New York.

The bonds of this series are subject to redemption as provided in the Supplemental Indenture.

No recourse shall be had for the payment of the principal of, Make-Whole Amount, if any, or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall not become obligatory until The Bank of New York Trust Company, N.A., the Corporate Trustee under the Mortgage, or its successor thereunder, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, KANSAS GAS AND ELECTRIC COMPANY has caused this bond to be signed in its corporate name by an authorized officer by their signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by their signature or a facsimile thereof, on October 15, 2007.

KANSAS GAS AND ELECTRIC COMPANY

By
Vice President and Treasurer

Attest:

Secretary

CORPORATE TRUSTEE’S CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Corporate Trustee

By
Authorized Officer

FOR VALUE RECEIVED, the undersigned sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Name and address of assignee must be printed or typewritten

the within bond of KANSAS GAS AND ELECTRIC COMPANY and does hereby irrevocably constitute and appoint

Attorney
to transfer the said bond on the books of the within-named Company, with full power of substitution in the premises.

Dated:

A-1

Exhibit B

FORM OF CERTIFICATE TO BE DELIVERED UPON EXCHANGE

OR REGISTRATION OF TRANSFER OF BONDS

Re: First Mortgage Bonds, 6.53% Series due December 15, 2037 of Kansas Gas and Electric Company.

This Certificate relates to $             principal amount of Bonds of the Fifty-fourth Series held in *             book-entry or *             definitive form by                                          (the “Transferor”).

The Transferor has requested the Corporate Trustee by written order to exchange or register the transfer of a Bond or Bonds.

In connection with such request and in respect of each such Bond, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above-captioned Bonds and that the transfer of this Bond does not require registration under the Securities Act (as defined below) because:*

☐  Such Bond is being acquired for the Transferor’s own account without transfer.

☐  Such Bond is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)), in accordance with Rule 144A under the Securities Act.

☐  Such Bond is being transferred pursuant to an effective registration statement under the Securities Act.

☐  Such Bond is being transferred to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to a private placement exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Corporate Trustee so requests), together with a certification in substantially the form of Exhibit B to the related Supplemental Indenture, and, to the knowledge of the Transferor, such institutional accredited investor to whom such Bond is to be transferred is not an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company.

*	Fill in blank or check appropriate box, as applicable.

B-1

☐  Such Bond is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Corporate Trustee so requests).

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

B-2

Exhibit C

FORM OF TRANSFEREE LETTER OF REPRESENTATION

TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS

To:	The Bank of New York Trust Company, N.A.
Kansas Gas and Electric Company

Ladies and Gentlemen:

In connection with our proposed purchase of $[            ] aggregate principal amount of First Mortgage Bonds, 6.53% Series due December 15, 2037 (the “Bonds”) of Kansas Gas and Electric Company (the “Company”):

1. We understand that the Bonds have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any other applicable securities laws, and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Bonds to offer, sell or otherwise transfer such Bonds prior to the date which is two years (or such shorter period of time as permitted by Rule 144(k) under the Securities Act) after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Bonds, or any predecessor thereto (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission (the “SEC”), (c) for so long as the Bonds are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (an “Institutional Accredited Investor”) that is acquiring the Bonds for its own account or for the account of another Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act and any other applicable securities laws, or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property and the property of such investor account or accounts be at all times within our or their control. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Bonds is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company, which shall provide, among other things, that the transferee is an Institutional Accredited Investor and that it is acquiring such Bonds for investment purposes and not for distribution in violation of the Securities Act. We acknowledge that the Company and the Corporate Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (d) or (e) prior to the Resale Restriction Termination Date of the Bonds to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Corporate Trustee.

C-1

2. We are an Institutional Accredited Investor purchasing for our own account or for the account of another Institutional Accredited Investor.

3. We are acquiring the Bonds purchased by us for our own account, or for one or more accounts as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with any distribution in violation of, the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of investment in the Bonds, we invest in securities similar to the Bonds in the normal course of our business and we, and all accounts for which we are acting, are able to bear the economic risk of investment in the Bonds.

4. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

Name of Transferee:

By:
Date:

Upon transfer the Bonds would be registered in the name of the new beneficial owner as follows:

Name:
Address:

Taxpayer ID No:

C-2